Exhibit 99.1

Bacterin Presents Preclinical Results of an Efficacious Antimicrobial Orthopedic Device Coating

BELGRADE, MT--(BUSINESS WIRE)— October 22, 2014 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of bone graft material and coatings for medical applications, presented preclinical results of a robust and efficacious antimicrobial coating for orthopedic hardware at the 2014 Orthopaedic Trauma Association (OTA) Annual Meeting.

The coating is intended to address one of the most serious complications in orthopedic surgery, implant-associated infections. Of the estimated two million fracture-fixation devices implanted annually in the United States, 100,000 become infected. This leads to not only life threatening complications for the patients but also places an unnecessary 1.5 billion dollar burden on the healthcare system. To overcome this challenge, researchers at Bacterin have developed a rifampin- and minocycline-containing coating aimed at inhibiting microbial contamination of the implant that can lead to infection.

Mark Schallenberger, MS, the lead research scientist for the project and presenter of the findings at the OTA Annual Meeting stated, “Our testing has shown that the coating inhibits infection progression in a rabbit model of pin track infection and significantly aids orthopedic hardware in maintaining anchoring strength.”

The antimicrobial coating has not yet received FDA clearance, but has substantial commercial viability according to Bacterin’s Chief Scientific Officer, Gregory Juda, PhD, CTBS, who noted that, “The results from this preclinical study represent a significant step towards the development of antimicrobial-coated orthopedic devices. The durability and long-lasting efficacy of this new coating technology makes it broadly applicable to a variety of orthopedic devices and demonstrates Bacterin’s continuing commitment to innovating in the field of orthopedic surgery.”

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologic products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company’s ability to remain listed on the NYSE MKT; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com

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